CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 12 to the Registration Statement of Franklin Municipal Securities Trust on Form N-1A File No. 33-44132 of our report dated June 26, 1998 on our audit of the financial statements and financial highlights of Franklin Municipal Securities Trust, which report is included in the Annual Report to Shareholders for the year ended May 31, 1998, which is incorporated by reference in the Registration Statement.



                           PricewaterhouseCoopers LLP
                        /s/PricewaterhouseCoopers LLP



San Francisco, California
July 17, 1998